EXHIBIT 10.2

AMENDMENT #1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

ePlus inc. (the "Company"), a Delaware corporation, and Mark P. Marron (the "Executive") (collectively, the "Parties") have previously entered into an Amended and Restated Employment Agreement (the "A&R Agreement"), effective August 1, 2013.  The Parties hereby agree to this Amendment #1 ("Amendment #1"), to be effective June 9, 2015.

1.    Paragraph 5(a) of the A&R Agreement shall be replaced in its entirety with the following:

(a)	Effective June 10, 2015, Executive shall receive a base annual salary of five hundred twenty-five thousand ($525,000 Dollars), which may be increased from time to time.

No other provision of the A&R Agreement is affected by this Amendment #1.

/s/ Phillip G. Norton		/s/ Mark P. Marron
Phillip G. Norton		Mark P. Marron
Chief Executive Officer and President		Chief Operating Officer

Date:	June 15, 2015	Date:	June 15, 2015